                                                        EXHIBIT 23.2


                                    CONSENT


     We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form S-1 filed by Connecticut Bancshares, Inc., and all amendments thereto; in the Form H-(e)1-S for Connecticut Bancshares, Inc., and all amendments thereto; and in the Application for Conversion filed by Connecticut Bankshares, M.H.C., and all amendments thereto, relating to the conversion of Connecticut Bankshares, M.H.C., from a Connecticut-chartered mutual holding company to a Delaware stock holding company, the concurrent issuance of The Savings Bank of Manchester's outstanding capital stock to Connecticut Bancshares, Inc., a holding company formed for such purpose, and the offering of Connecticut Bancshares, Inc.'s common stock.


                              /s/ MULDOON, MURPHY & FAUCETTE LLP
                              ----------------------------------

                              MULDOON, MURPHY & FAUCETTE LLP



Dated this 12th day of
November, 1999